3rd Quarter 2011 Earnings Call
May 10, 2011

Disclaimer
This presentation may contain statements that relate to future events and expectations and, as such, constitute "forward
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comparable terminology, or by discussions of strategy, plans or intentions. These statements are based on
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intention or obligation to update publicly any forward-looking statements, whether in response to new information, future events or otherwise, except as required by applicable law. Forward-looking statements are not guarantees of future performance and are subject to significant risks and uncertainties that may cause actual results or achievements to be materially different from the future results or achievements expressed or implied by the forward-looking statements. These risks and uncertainties include, but are not limited to, those risks and uncertainties described in
Globe’s most recent Annual Report on Form 10-K, including under “Special Note Regarding Forward-Looking
Statements” and “Risk Factors” and Globe’s quarterly reports on Form 10-Q. These reports can be accessed through the “Investors” section of Globe’s website at www.glbsm.com.
All references to “MT” or “tons” mean metric tons, each of which equals 2,204.6 pounds.

3rd Quarter 2011 Financial Highlights

 ■ Net income and diluted EPS doubled from the immediately preceding quarter as all our long-term and annual 2010 silicon metal contracts expired at the end of the calendar year.
 ■ The average selling price of silicon metal was up 20% as our long-term and annual contracts expired at the end of the calendar year. Silicon-based alloy average selling price was up 12% as a result of normal quarterly repricing.
 ■ We shipped approximately the same amount of material this quarter as last quarter, and we converted one furnace in Beverly, Ohio to produce silicon metal from ferrosilicon in January to capitalize on market prices.

GLOBE SPECIALTY METALS

$ in Thousands, except per share & per lb.	3Q'11	2Q'11	Change
Sales	$172,802	$155,775	$17,027
Cost of goods sold	121,621	123,220	(1,599)
Gross margin % of sales	29.6%	20.9%	8.7%
Selling, general and administrative expenses	14,396	12,313	2,083
SGA % of sales	8.3%	7.9%	0.4%
Operating income	36,753	20,229	16,524
Net income attributable to GSM	23,393	11,708	11,685
Diluted EPS	$0.30	$0.15	$0.15
EBITDA	$43,338	$26,681	$16,657
EBITDA % of sales	25.1%	17.1%	8.0%
Tons:			
Silicon metal	32,266	29,922	2,344
Silicon-based alloys	27,010	29,249	(2,239)
Average selling price: ($/lb.)			
Silicon metal	$1.39	$1.16	$0.23
Silicon-based alloys	1.03	0.92	0.11

3rd Quarter 2011 Reported Results

$ in Thousands, except per share	EBITDA	Net Income	Diluted Earnings Per Share	Income Statement Classification
Reported:	$43,338	$23,393	$0.30	
Transaction and due diligence expenses	1,350	883	0.01	SG&A
Pro forma results	$44,688	$24,276	$0.31	
Dow Corning's portion of joint venture	(1,668)	-	-	
Brazil	(449)	(449)	(0.01)	
Pro forma results	$42,571	$23,827	$0.30

3rd Quarter 2011 Special Items

GLOBE SPECIALTY METALS

$ in Thousands, except per share and per lb.	3Q'11	2Q'11	Change
Sales	**$155,939**	**$120,262**	**$35,677**
Cost of goods sold	**106,516**	**93,987**	**12,529**
Gross margin % of sales	31.7%	21.8%	9.9%
Selling, general and administrative expenses	**12,566**	**10,970**	**1,596**
SGA % of sales	8.1%	9.1%	(1.0%)
Pro forma operating income	**36,825**	**15,292**	**21,533**
Pro forma net income attributable to GSM	**23,827**	**10,109**	**13,718**
Pro forma diluted EPS	**$0.30**	**$0.13**	**$0.17**
Pro forma EBITDA	**$42,571**	**$20,907**	**$21,664**
EBITDA % of sales	27.3%	17.4%	9.9%

Sequential Pro Forma Adjusted Income Statement
Summary

Sequential Quarter Pro Forma Sales Bridge

$120.4
+$17.4
+$14.4
+$6.3
-$4.6
+$2.0
$155.9
Q2 2011
Si Price
Si Vol.
Si-Based Alloy Price
Si-Based Alloy Volume
By-Products
Q3 2011

3rd Quarter 2011 Sequential Pro Forma Sales
Bridge

GLOBE SPECIALTY METALS

Sequential Quarter Pro Forma EBITDA Bridge

$20.9
+$20.3
+$1.7
-$0.5
+$0.2
$42.6
Q2 2011
Price/Mix
Volume
Variable Comp.
Other
Q3 2011

3rd Quarter 2011 Sequential Pro Forma EBITDA
Bridge

$ in Thousands	Q3'11	Q2'11	Q3'10
Net income	$23,493	$13,646	$1,045
Depreciation and amortization	6,366	6,210	5,055
Deferred taxes	8,580	-	-
Changes in working capital	(16,040)	(16,739)	(22,430)
Share-based compensation	1,327	1,273	1,260
Other	141	(793)	(28,933)
Cash from operations	**$23,867**	**$3,597**	**($44,003)**
Capital expenditures	(7,465)	(9,187)	(6,517)
Acquisition / sale of business	-	2,500	-
Other investing activities	(16,935)	-	-
Cash from investing activities	**($24,400)**	**($6,687)**	**($6,517)**
Net payments of long-term debt	(11,168)	(3,681)	(3,192)
Net (payments) borrowings of short-term debt	(404)	(5,280)	(154)
Net borrowings on revolving credit agreements	8,989	22,000	22,000
Dividend payment	-	(11,269)	-
Other financing activities	(771)	1,208	(583)
Cash from financing activities	**($3,354)**	**$2,978**	**$18,071**

3rd Quarter 2011 Cash Flow Overview